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                          OUTSOURCING SERVICES GROUP, INC.

                               STOCK OPTION AGREEMENT


           THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of this 31st day of December, 1997, by and between OUTSOURCING SERVICES GROUP,
 INC., a Delaware corporation having its principal place of business at 425 South Ninth Avenue, City of Industry, California 91716-3382 (the
 "Company"), and CHRISTOPHER DENNEY, whose address is _______________________ (the "Employee").


                                  RECITALS

      a. As an inducement to Employee to joining the Company, the Company has agreed to grant to Employee options to purchase shares of the Company's common stock in connection with the Employment and Non-Competition Agreement, of even date, by and among Employee and the Company and certain of its subsidiaries (the "Employment Agreement").

      b. The Company and Employee desire to enter into this Agreement to memorialize the grant of the options to Employee.

           NOW, THEREFORE, the parties hereto agree as follows:

           1. Grant. Upon the effectiveness of this Agreement, as described in Section 20, the Company hereby grants to Employee the right to purchase up to eighty-five thousand (85,000) shares of common stock of the Company at a price of $10.00 per share (which price equals the fair market value of a share of the Company's common stock as determined by the Company's Board of Directors in good faith) (the "Initial Option"), on the terms and conditions set forth herein. For each of the first five years after the Effective Date (as defined herein) Employee shall participate, along with other executives of the Company, in the annual award to all such participants in the aggregate, of options to purchase up to 50,000 shares of the Company's common stock at an exercise price equal to the then fair market value as determined by the Board of Directors at the time of the grant. Any such options granted to Employee shall be referred to herein as "Subsequent Options." The Subsequent Options shall be issued on the terms and conditions set forth herein. The Initial Option and Subsequent Options are also referred to as the "Options"). Employee agrees that Employee and any other person who may be entitled hereunder to exercise the Options shall be bound by all terms and conditions of this Agreement.

           2.   Exercisability.   Subject to the terms of this Agreement,
 the Options granted herein shall become exercisable at the following times and in the following amounts:

           The Initial Option shall become exercisable on the third anniversary of the Effective Date described below. Each Subsequent Option shall become exercisable at a rate of 20% per year on each anniversary of the effective date of the grant of such Subsequent Option until it is fully vested. All unvested Options shall become exercisable on the earliest of the date (i) the Company's common stock becomes publicly traded on a national securities exchange or the Nasdaq stock market, (ii) the Company completes an initial public offering of its common stock with proceeds in excess of $15,000,000, (iii) the Company, or its assets or business, is sold substantially as an entirety. Each Option granted hereunder shall lapse and expire on the tenth (10th) anniversary of the effective date of its grant.

                If Employee does not purchase the full number of shares Employee is entitled to purchase in any one year, the right to purchase such shares carries over to the subsequent years during the term of the Option.

           3. Exercise. The Options may be exercised on the terms and conditions contained herein by giving three (3) day's prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to be paid therefor and by delivering a check in the amount of the purchase price payable to the Company. The purchase price may also be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's common stock previously held by the Employee valued at "Fair Market Value".

                For the purposes of this Agreement, "Fair Market Value" as of a certain date (the "Determination Date") means: (a) the closing price of a share of the Company's common stock on the principal exchange on which shares of the Company's common stock are then trading, if any, on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (b) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (i) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (ii) the mean between the closing representative bid and

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 asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (c) if the Company's stock is not publicly traded, the fair market value established in good faith by the Board.

           4.   Termination of Employment.

                (a) Termination of Employee. Employee shall forfeit all Options if Employee's employment terminates prior to the date the Options become exercisable because of Employee's resignation (unless such resignation is for "good reason" as described below) or because of Employee's termination for any of the following grounds specified in section 4.01(b), (c) or (d) of Employee's Employment Agreement.

                (b) Termination by Employee for "Good Reason." If Employee's employment is terminated by Employee for "good reason", Employee shall have the right to exercise the (i) Initial Option at any time prior to the Initial Option's expiration; and (ii) Subsequent Options for twelve
 (12) months following Employee's termination, but only to the extent that the Subsequent Options were exercisable on such date of termination.

                For purposes of this Agreement, Employee's resignation for "good reason" means any of the following:

                     (i) Without the Employee's prior written consent, a reduction in Employee's current salary;

                     (ii) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided to the Employee under the Employee's medical, health, accident, disability, life insurance, thrift and retirement plans in which Employee was participating on the date of this Agreement, other than any such reduction which is (a) required by law, (b) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees (senior management) of which the Employee is a member or (c) generally applicable to all beneficiaries of such plans;

                     (iii) Resignation as a result of unlawful discrimination or other unlawful acts committed against employee, as evidenced by a settlement, arbitration award or final court order; or

                     (iv) Any other "good reason" described in the Employment Agreement.

                (c) Death. If Employee's employment is terminated for death, or having ceasing to be an employee, but during the period during which Employee could have exercised the Options granted hereunder in accordance with the terms of this Agreement, Employee should die, Employee's executor or administrator of Employee's estate shall have the right for twelve (12) months following such death to exercise the Options, but only to the extent that the Options were exercisable on the date of Employee's death.

                (d) Disability. If Employee's employment is terminated for disability, Employee or his administrator or legal guardian, shall have the right for twelve (12) months following such termination to exercise the Options granted hereunder, but only to the extent that the Options were exercisable on the date of termination.

                (e) Other. If Employee's employment is terminated for any reason other than as set forth in Sections 4(a), (b), (c) and (d) above, Employee shall have sixty (60) days following such termination to exercise the Options granted hereunder, but only to the extent that the Options were exercisable on the date of termination.

           5. Transferability. The Options shall be transferable only by will or by the laws of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee's lifetime only by Employee. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void and, at the Company's option, shall cause Employee's rights under this Agreement to terminate.

           6. Withholding Requirements. In the event the Company determines that it is required to withhold state or federal income taxes as a result of the exercise of the Options, Employee shall be required, as a condition to the exercise thereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

           7. Rights as a Stockholder. Employee, or any permitted transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company's right to terminate Employee.

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           8.   Recapitalization.  The number of shares of Common Stock
 covered by the Options and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the Options shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the Options would have been entitled.

                The foregoing adjustments shall be made by the Company's Board of Directors, whose determination shall be conclusive and binding on the Company and Employee.

                Except as expressly provided in this Section 8, Employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to the Options or the exercise price thereof.

                The Options shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

           9. Securities Act and Other Regulatory Requirements. If through any act or omission of Employee the exercise of the Options or the sale of any of the underlying shares of stock would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or any other federal or state statutes having similar requirements) as it may be in effect at that time, then the Options shall not be exercisable and the Company shall not be obligated to sell any shares subject to the Options.

                Further, the Board of Directors of the Company may require as a condition of issuance of any shares under the Options that Employee furnish a written representation that Employee is acquiring the shares for investment and not with a view to distribution to the public.

           10. Shares subject to Shareholder Agreement. Shares issued to Employee upon exercise of the Options granted hereunder shall be subject to the Company's Amended and Restated Stockholder Agreement, dated as of June 30, 1997, as it may be amended from time to time (the "Stockholder Agreement"). In connection with the issuance of the shares of Company common stock, Employee shall take such actions and shall execute such documents as the Company shall require for Employee to become a party to the Stockholder Agreement.

           11. Legends. Each certificate representing shares of the Company's common stock issued upon exercise of the Options shall bear upon its face the following legends in addition to any legends required by applicable state law:

           (a) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDER AGREEMENT, DATED AS OF JUNE 30, 1997, AS AMENDED."

           (b) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN A STOCKHOLDER AGREEMENT ENTERED INTO AS OF THE 30TH DAY OF JUNE, 1997, AS AMENDED, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

           Employee shall be bound by the requirements of such legends to the extent that such legends are applicable.

           12. Effect of Exercise. Upon the exercise of all or any part of the Options, the number of shares of common stock subject to the Options under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

           13. Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery,

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 by courier, or by mail (registered or certified), postage prepaid with return receipt requested, or by facsimile confirmed by mail. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph. Mailed notices shall be deemed communicated as of four (4) calendar days after mailing. Notices delivered personally or by courier shall be deemed delivered when actually received.

           14. Entire Agreement. This Agreement supersedes any and all other agreements (other than the Employment Agreement), either oral or in writing, between the parties hereto with respect to the employment of the employee by the company and contains all the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, which are not embodied herein, and that no other prior agreement, statement or promise not contained in this Agreement shall not be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged. To the extent that this Agreement and the Company's 1998 Stock Option Plan are in conflict, the terms of this Agreement control.

           15.  No Conflict.    The Company hereby represents and warrants
 that this Agreement and the Options granted hereunder do not violate or conflict with covenants of the Company's (and certain of its subsidiaries' financing agreements entered into on or about the Effective Date.

           16. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

           17. Choice of Law; Counterparts. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of New York. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

           18. Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

           19. Paragraph Headings. Paragraph headings are for convenience only and are not part of the context.

           20. Effective Date. This Agreement shall become effective upon the closing contemplated by the Share and Asset Purchase Agreement among CCL Industries, Inc., CCL Industries Corporation and Outsourcing Services Group, Inc. dated October 28, 1997. Provided such closing occurs, the "Effective Date" for purposes of this Agreement shall be December 31, 1997.




                               [Signature Page Follows]


                         [SIGNATURE PAGE   OPTION AGREEMENT]


           IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                               "Company"

                               OUTSOURCING SERVICES GROUP, INC.



                               By:   /s/ Joseph Sortais
                                  ----------------------------------------
                               Name:   Joseph Sortais
                                     -------------------------------------
                               Title:  Chief Financial Officer
                                     -------------------------------------


                               "Employee"



                                /s/ Christopher Denney
                               -------------------------------------------
                               CHRISTOPHER DENNEY